UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest reported): February 28, 2005

                             THOMAS EQUIPMENT, INC.
               (Exact name of registrant as specified in charter)

        Delaware                        333-44586            58-3565680
        --------                        ---------            -----------
(State or other jurisdiction           (Commission           (IRS Employer
of incorporation)                      File Number)          Identification No.)


                 1818 North Farwell Avenue, Milwaukee, WI 53202
                 ---------------------------------------- ------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (312) 224-8812

                           Copy of correspondence to:

                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                     Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

      /_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      /_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      /_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      /_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement;

Item 2.01  Completion of Acquisition or Disposition of Assets;

Item 2.03 Creation of a Direct Financial Obligation; and

Item 3.02 Unregistered Sales of Equity Securities.

Acquisition of Pneutech Inc.

      On December 22, 2004, Thomas Equipment, Inc. (the "Company"), entered into an Agreement and Plan of Amalgamation (the "Agreement"), with 4274458 Canada, Inc., a Canadian corporation wholly-owned by the Company, and Pneutech, Inc., a Canadian corporation ("Pneutech"), as amended effective February 28, 2005. Under the terms of the Agreement which was completed on February 28, 2005 (the "Closing"), the Company acquired 100% of the common stock of Pneutech, in exchange for the issuance by us of a total of 1,082,639 shares of our common stock and warrant to purchase 211,062 shares of common stock, exercisable at $3.00 per share. An additional 167,359 shares of common stock were issued as of the Closing in exchange for the cancellation of approximately CD$612,000 of debt owed by Pneutech.

      Upon the Closing, Pneutech also redeemed 929 preference shares and 530,000 special shares owned by 3156176 Canada, Inc. for an aggregate of CD$630,000. Clifford Rhee, the President and a member of the Board of Directors of the Company is the beneficial owner of 3156176 Canada, Inc., which was the owner of approximately 47% of the common shares, 929 preference shares and 530,000 special shares of Pneutech. Mr. Rhee is also the President and a member of the Board of Directors of Pneutech. Upon the Closing of the acquisition, Mr. Rhee continues to serve as President of both the Company and Pneutech. The members of the Company's Board were appointed as members of the Pneutech Board.

      Pneutech is a manufacturer of hydraulic systems and is a strategic supplier to the Company, as well as 15,000 other active customers. Pneutech maintains eleven manufacturing/distribution facilities in Canada and one manufacturing plant in South Korea. It has a diverse array of capabilities in the distribution of fluid power components as well as manufacturing spiral wound metal gaskets and steel components.

Roynat Merchant Capital Inc.

      Concurrently with the acquisition of Pneutech, the Company entered into financing agreements with Roynat Merchant Capital Inc. ("Roynat US"). RoyNat Capital Inc. ("Roynat Capital"), an affiliate of Roynat US, had provided financing to Pneutech which was terminated upon the Closing. In connection therewith, on the Closing the following transactions occurred:

      o Roynat Capital was paid CD$2,800,000 in consideration for the cancellation of its Pneutech preferred shares and payment of accrued dividends thereon;

      o Roynat Capital was paid CD$1,250,000 in consideration for the cancellation of warrants previously issued by Pneutech to Roynat Capital;

      o Roynat Capital was paid CD$4,000,000 in full satisfaction of all amounts due pursuant to a convertible debenture issued Pneutech to Roynat Capital;

      o the Company sold a subordinated debenture to Roynat US for $6,500,000; and

      o the Company issued warrants to Roynat US to purchase 1,000,000 shares of common stock at an exercise price of $3.00 per share.

      The subordinated debenture is due and payable, in full on December 30, 2005 and bears interest at the rate of 15% per annum. If the principal amount is not repaid in full on December 30, 2005 then on December 31, 2005 and the last day of each month thereafter until payment in full, the Company agreed to pay additional interest to Roynat US in the amount of $50,000. The debenture is prepayable by the Company upon 30 day's prior notice. The obligations to Roynat US are secured by various security agreements and pledges on substantially all of the assets of the Company and its subsidiaries, subordinated generally to Laurus Master Fund, Ltd.


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      The Company is obligated to file a registration statement registering the resale of all shares of the Company's common stock issuable upon exercise of the Roynat US warrant within 60 days from the Closing and to have such registration statement declared effective within 180 days of the Closing. If the registration statement has not been declared effective within 180 days from Closing, or has been declared effective but is no longer effective for a period of more than 20 days, the Company is obligated to pay Roynat US an additional fee of $50,000 per month or portion thereof for any such non-compliance. The Company may also incur additional fees of $50,000 per month for non-compliance with certain other obligations arising under the registration rights agreement.

Laurus Master Fund, Ltd.

      On November 9, 2004, the Company entered into agreements with Laurus Master Fund, Ltd, a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt, an option and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. Concurrently with the Closing, the Company and Laurus amended certain terms of the original agreements, including the following:

      o the Company issued an additional secured convertible term note in the principal amount of $1,900,000 to Laurus;

      o the Company issued Laurus a common stock purchase warrant exercisable to purchase 150,000 shares of common stock for a period of seven years at a price of $2.25 per share; and

      o the payments on the previously issued secured convertible term note in the principal amount of $6,000,000 shall not commence until July 1, 2005, at which time the initial monthly payment in the amount of $206,896 shall be due and shall be due each month thereafter until the note is paid in full.

      The principal amount of the secured convertible term note is repayable at the rate of $65,517 per month together with accrued but unpaid interest, commencing on July 1, 2005. Such amounts may be paid, at the holder's option (i) in cash with a 3% premium; or (ii) in shares of common stock, assuming the shares of common stock are registered under the Securities Act of 1933. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $1.50. If the average closing price of the common stock for five consecutive trading days prior to an amortization date is equal to or greater than $1.65, the Company may require the holder to convert into common stock an amount of principal, accrued interest and fees due under the term note equal to a maximum of 25% of the aggregate dollar trading volume of the common stock for the 22 consecutive trading days prior to a notice of conversion. The term note may be redeemed by the Company in cash by paying the holder 103% of the principal amount, plus accrued interest. The holder of the term note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $1.50.

      Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.


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      115% of the full principal amount of the convertible note is due upon default under the terms of convertible note. Laurus has contractually agreed to restrict its ability to convert all convertible notes of the Company if such conversion would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 9.99% of the outstanding shares of common stock of the Company.

      Pursuant to the amended terms, the Company is obligated to file a registration statement registering the resale of all shares of the Company's common stock issuable upon conversion of the convertible notes, exercise of the warrant and exercise of the option. If the registration statement is not filed by March 31, 2005, or declared effective by June 20, 2005, or if the registration is suspended other than as permitted, in the registration rights agreement between the Company and Laurus, the Company is obligated to pay Laurus certain fees and the obligations may be deemed to be in default.


ITEM 7.01 OTHER EVENTS

         On March 1, 2005, the Company issued a press release regarding the acquisition of Pneutech. A copy of the press release, which is incorporated by reference herein and made a part hereof, is filed with this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of businesses acquired.

      To be filed by amendment.

(b)   Pro forma financial information.

      To be filed by amendment.

(c)   Exhibits



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Exhibit
Number                                  Description
--------------------------------------------------------------------------------

4.1 Amendment Agreement, dated as of February 28, 2005, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc.

4.2 Secured Convertible Term Note issued to Laurus Master Fund, Ltd., dated February 28, 2005.

4.3 Common Stock Purchase Warrant issued to Laurus Master Fund, Ltd., dated February 28, 2005.

4.4 Reaffirmation and Ratification Agreement, dated as of February 28, 2005, by Thomas Equipment, Inc., Thomas Ventures, Inc. and Thomas Equipment 2004, Inc. in favor of Laurus Master Fund, Ltd.

4.5 Subordination and Intercreditor Agreement by and among by Thomas Equipment, Inc., Thomas Ventures, Inc. and Thomas Equipment 2004, Inc., Pneutech Inc., Rousseau Controls Inc., Hydraman Fluid Power Limited and Roynat Merchant Capital Inc. in favor of Laurus Master Fund, Ltd.

4.6 Subscription Agreement between Roynat Merchant Capital Inc., Thomas Equipment, Inc., Thomas Equipment 2004 Inc., Thomas Ventures, Inc., Pneutech Inc., Rousseau Controls Inc. and Hydraman Fluid Power Limited, dated as of February 28, 2005

4.7 Debenture in the Amount of CD$6,500,000 in favor of Roynat Merchant Capital Inc., dated as of February 28, 2005

4.8 Common Stock Purchase Warrant in favor of Roynat Merchant Capital Inc., dated as of February 28, 2005

4.9 Registration Right Agreement between Thomas Equipment, Inc. and Roynat Merchant Capital Inc., dated as of February 28, 2005

4.10 General Security Agreement between Roynat Merchant Capital Inc., Thomas Equipment, Inc. and Thomas Ventures, Inc., dated as of February 28, 2005

10.1 Amended and Restated Agreement and Plan of Amalgamation, among Thomas Equipment, Inc., 4274458 Canada, Inc. and Pneutech, Inc., dated as of February 28, 2005

99.1        Press Release of Thomas Equipment, Inc., dated December 22, 2004.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          THOMAS EQUIPMENT, INC.


Date: March 4, 2005                       /s/ CLIFFORD RHEE
                                          ----------------------
                                          Clifford Rhee,
                                          President